As filed with the Securities and Exchange Commission on October 25, 1994.

                                                       Registration No. 33-
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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                  -----------------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933


                  -----------------------------------------


                            CHARMING SHOPPES, INC.
            (Exact name of registrant as specified in its charter)

       PENNSYLVANIA                                              23-1721355
 (State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                 450 Winks Lane
                         Bensalem, Pennsylvania  19020
                    (Address of principal executive offices)

                     CHARMING SHOPPES, INC. EMPLOYEE STOCK
                                 PURCHASE PLAN
                            (Full title of the plan)

                            Colin D. Stern, Esquire
                             Charming Shoppes, Inc.
                                 450 Winks Lane
                         Bensalem, Pennsylvania  19020
                                 (215) 638-6898
                    (Name and address of agent for service)



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
                        Calculation of Registration Fee

                                                           Proposed            Proposed
                                                            maximum             maximum
           Title of                     Amount to          offering            aggregate             Amount of
        securities to be                be Regis-          price per           offering             registration
          registered(1)                 tered(1)           share(2)            price(2)                fee(3)
        ----------------               ----------          ---------           ---------            ------------
        Common Stock, par value        2,000,000 shares    $6.4813             $12,962,600          $4,469.50
        $.10 per share

- -----------------------------

(1) This registration statement covers shares of Common Stock of Charming Shoppes, Inc., which may be issued from time to time pursuant to the Employee Stock Purchase Plan. Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the Plan.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the prices for shares of Common Stock on October 19, 1994, as reported on the Nasdaq National Market.

(3) Calculated pursuant to Section 6(b) as follows: 1/29th of one percent of the proposed maximum aggregate offering price.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.      Incorporation of Documents by Reference

             The following documents, as filed by Charming Shoppes, Inc. (the "Company" or "Registrant") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

                 (a) The Company's Annual Report on Form 10-K for the year ended January 29, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

                 (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

                 (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 10 filed with the Securities and Exchange Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

             All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 6.      Indemnification of Directors and Officers

             Section 1741 of the Pennsylvania Business Corporation Law of 1988 empowers the Company to indemnify any director or officer acting in his capacity as a representative of the Company who was or is a party or is threatened to be made a party to any action or proceeding against expenses, judgments, penalties, fines, and amounts paid in settlement in connection with such action or proceeding whether the action was instituted by a third party or arose by or in the right of the Company. Generally, the only limitation on the power of the Company to indemnify its directors and officers is if the act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness.

             The Company's Bylaws require that the Company indemnify its directors, officers, and employees to the fullest extent permitted under Pennsylvania law as from time to time in effect. As a result, indemnification will be a contract right of directors, officers, and employees of the Company, as opposed to a matter within the discretion of the Board, as will be the payment of expenses by the Company in advance of a proceeding's final disposition.

             The Bylaws provide a clear and unconditional right to indemnification to the full extent permitted by law, for expenses (including attorneys' fees), damages, punitive damages, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by any person whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company (a derivative action) by reason of the fact that such person is or was serving as a director, officer, or employee of the Company or, at the request of the Company, as a director, officer, partner, fiduciary, or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, even if the act or failure to act giving rise to the claim for indemnification entails the negligence or gross negligence of the indemnified party unless such act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness. The Bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.

             The Bylaws authorize the Company to take steps to ensure that all persons entitled to the indemnification are properly indemnified, including, if the Board so determines, by purchasing and maintaining insurance, entering into indemnification agreements, creating a reserve, trust, escrow, or other fund or account, granting security interests, obtaining a letter of credit, or using other means that may be available from time to time.


Item 8.      Exhibits

             The following is a list of exhibits filed as part of this Registration Statement.

             Exhibit
             Number                            Exhibit
             -------                           -------
             4.1                               Restated Articles of Incorporation of the Company,
                                               incorporated by reference to Exhibit 3.1 to the
                                               Company's Annual Report on Form 10-K for the
                                               fiscal year ended January 29, 1994.

             4.2                               By-Laws of the Company, as Amended and Restated,
                                               incorporated by reference to Exhibit 3.2 to the
                                               Company's Annual Report on Form 10-K for the
                                               fiscal year ended January 29, 1994.

             4.3                               Shareholders' Rights Plan of the Company,
                                               incorporated by reference to the Company's Form 8-K
                                               filed on May 23, 1989.

             5                                 Opinion of Colin D. Stern with respect to
                                               legality.

             23.1                              Consent of Ernst & Young.

             23.2                              Consent of Colin D. Stern (included in Exhibit 5).

             24                                Powers of Attorney (included on Pages II-6 and II-7
                                               of this registration statement).



Item 9.        Undertakings

               (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of
the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bensalem, Pennsylvania, on March 31, 1994.

                                   CHARMING SHOPPES, INC.


                                   By:  David V. Wachs
                                      -----------------------------
                                      David V. Wachs
                                      Chairman of the Board and
                                             Chief Executive Officer

                 Each person whose signature appears below constitutes and appoints David V. Wachs, Philip Wachs, and Colin D. Stern, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this registration statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


  David V. Wachs                                Chairman of the Board, Chief              March 31, 1994
- -----------------------                         Executive Officer, and Director
David V. Wachs                                  (principal executive officer)



  Philip Wachs                                  Vice Chairman of the Board,               March 31, 1994
- -----------------------                         President, and Chief Operating
Philip Wachs                                    Officer, and Director

                                                Executive Vice President and Director     March 31, 1994
- -----------------------
Mordechay Kafry

  Samuel Sidewater                              Executive Vice President and Director     March 31, 1994
- -----------------------
Samuel Sidewater

  Ivan M. Szeftel                               Executive Vice President--Finance         March 31, 1994
- -----------------------                         (principal financial officer)
Ivan M. Szeftel

  Eric M. Specter                               Vice President and Corporate              March 31, 1994
- -----------------------                         Controller (controller)
Eric M. Specter

  Joseph L. Castle II                           Director                                  March 31, 1994
- -----------------------
Joseph L. Castle II

  Geoffrey W. Levy                              Director                                  March 31, 1994
- -----------------------
Geoffrey W. Levy

                                                Director                                  March 31, 1994
- -----------------------
Alan Rosskamm

                                                Director                                  March 31, 1994
- -----------------------
Marvin L. Slomowitz

  Michael Solomon                               Director                                  March 31, 1994
- -----------------------
Michael Solomon

                                 EXHIBIT INDEX


                                                                                                 Sequentially
Exhibit                        Description                                                      Numbered Page
- -------                        -----------                                                      -------------
4.1                            Restated Articles of Incorporation of the
                               Company, incorporated by reference to Exhibit 3.1
                               to the Company's Annual Report on Form 10-K for
                               the fiscal year ended January 29, 1994.

4.2 By-Laws of the Company, as Amended and Restated, incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 1994.


4.3 Shareholders' Rights Plan of the Company, incorporated by reference to the Company's
                               Form 8-K filed on May 23, 1989.

5                              Opinion of Colin D. Stern with respect to                              10
                               legality.

23.1                           Consent of Ernst & Young.                                              11


23.2                           Consent of Colin D. Stern (included in
                               Exhibit 5).


24                             Powers of Attorney (included on Pages II-6 and
                               II-7 of this registration statement).





                               Sequential Page 9